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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Equity Index Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,972,251         0.68             5,756,217         46.12


     Class B      1,614,607         0.36             4,058,422         45.88


     Class C      1,653,523         0.36             4,324,964         45.95


     Class I      6,698,209         0.78             7,071,001         46.15


     Class IS     237,566  0.67             325,416  46.12





     Evergreen Strategic Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      24,291            0.29             86,294            24.32


     Class B      12,640            0.14             94,142            24.26


     Class C      9,785             0.14             65,933            24.26


     Class I      10,696,202        0.36             25,101,308        24.33


     Class IS     108,060  0.30             349,195  24.32